As filed with the Securities and Exchange Commission on _____________, 1998

                                                      Registration No. 333-63441
================================================================================

                       SECURITIES AND E XCHANGE COMMISSION

                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           BERGEN BRUNSWIG CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          New Jersey                                         22-1444512
  -------------------------------                        -------------------
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                             4000 Metropolitan Drive
                          Orange, California 92868-3598
                                 (714) 385-4000
--------------------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 MILAN A. SAWDEI
           Executive Vice President, Chief Legal Officer and Secretary
                             4000 Metropolitan Drive
                          Orange, California 92868-3510
                                 (714) 385-4255
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Shareholders. See "Selling Shareholders".

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
===============================================================================

B2547/150
10/30/98S3-1098B.DOC

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

================================================================================
                         CALCULATION OF REGISTRATION FEE
                                    Proposed
                                      Proposed         maximum
Title of each class                   maximum          aggregate    Amount of
of securities to be    Amount to      offering price   offering     registration
registered             be registered  per unit (1)     price (1)    fee
---------------------  --------------  ------------    ---------    ------------


Class A Common Stock,
$1.50 par value        490,142 Shares  $36.8125        $18,043,353   $5,323(2)
================================================================================


(1) Pursuant to Rule 457(c), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sales prices of the Class A Common Stock on the New York Stock Exchange Composite Transactions Tape on September 9, 1998.

(2)      Previously paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           BERGEN BRUNSWIG CORPORATION
================================================================================

                                 490,142 Shares
                              Class A Common Stock
                                 $1.50 Par Value


                                  INTRODUCTION

This Prospectus relates to up to 490,142 shares of the Class A Common Stock, par value $1.50 per share (the "Common Stock"), of Bergen Brunswig Corporation (the "Company"), which will be offered by certain shareholders of the Company. See "Selling Shareholders".

The shares of Common Stock offered hereby were issued by the Company to the shareholders of The Lash Group, Inc., a Delaware corporation ("Lash"), in exchange for their shares of Lash common stock, $0.01 par value, in connection with the merger of Lash and a wholly-owned acquisition subsidiary of the Company on August 31, 1998. The shares offered hereby will be sold by the shareholders of the Company who were formerly shareholders of Lash (collectively, the "Selling Shareholders"). This Prospectus does not purport to cover the initial issuance by the Company, but only the resale of such shares by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders. See "Selling Shareholders".

The Common Stock is listed on the New York Stock Exchange. The shares of Common Stock offered hereby are offered without underwriters at the market price (that is, at the price in effect on the New York Stock Exchange at the time of sale by the Selling Shareholders). On November 2, 1998, the closing sales price of the Common Stock on the New York Stock Exchange was $49-3/16 per share. The Company will bear all expenses in connection with the registration of the Common Stock being registered hereby, which expenses are estimated to be approximately $12,500. The Selling Shareholders will pay all brokerage commissions incurred in connection with the sale of shares of Common Stock at the market.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





               The date of this Prospectus is ______________, 1998

No  person  has  been  authorized  to  give  any  information  or  to  make  any representations other than as contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549 at prescribed rates, or, with respect to certain of such materials, through the Commission's World Wide Web site (http://www.sec.gov). Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., at 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in the Prospectus concerning the contents of any documents referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description, and each such statement shall be deemed qualified in its entirely by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

There are incorporated herein by reference the following documents of the Company heretofore filed by it with the Commission:

        (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

        (b) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998;

        (c)    Current  Reports on Form 8-K dated  March 18, 1998 and August 12,
               1998;

        (d)    Definitive Proxy Statement on Schedule 14A dated August 21, 1998;
               and

        (e) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A filed by the Company with the Commission on October 20, 1993 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner of Common Stock, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically, incorporated by reference therein). Requests should be directed to Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868-3510, Attention: Milan A. Sawdei, Secretary; telephone number (714) 385-4255.


                                   THE COMPANY

Bergen Brunswig Corporation, formed in 1956, and its subsidiaries (collectively, the "Company") are a diversified drug and health care distribution organization and, as such, the nation's largest supplier of pharmaceuticals to the managed care market and the second largest wholesaler to the retail pharmacy market. The Company is one of the largest pharmaceutical distributors to provide both pharmaceuticals and medical-surgical supplies on a national basis.

The Company is incorporated in New Jersey and maintains its principal executive offices at 4000 Metropolitan Drive, Orange, California 92868-3510; telephone
(714) 385-4000.


                              SELLING SHAREHOLDERS

On August 31, 1998, the Company, L-B Acquisition Corp. (the "Subsidiary") and Lash entered into an Agreement and Plan of Merger (the "Agreement"). Pursuant to the terms of the Agreement, the Subsidiary was merged with and into Lash (the "Merger") and the shareholders of Lash received, in exchange for their shares of Lash common stock, shares of Common Stock. Upon completion of the closing, the Company and Lash filed a Certificate of Merger with the Secretary of State of Delaware and the Merger became effective as of August 31, 1998 (the "Effective Time"). Pursuant to the Agreement:

        (i) at the Effective Time, the Company issued an aggregate of 490,142 shares of Common Stock, 441,132 of which were issued in the names of the Selling Shareholders free of escrow and in proportion to their respective ownership interests in Lash and 49,010 of which were delivered to an escrow agent (the "Escrow Agent"); and

        (ii) the Escrow Agent is required to return shares of Common Stock to the Company in the event that certain indemnification claims are made by the Company, as described in the Agreement.

No more than 490,142 shares of Common Stock, in the aggregate, will be issued in connection with the Merger.

The following table sets forth information as to the number of shares of Common Stock that will be beneficially owned by the Selling Shareholders, each of whom will own less than one percent (1%) of the outstanding Common Stock of the Company, assuming that a total of 490,142 shares of Common Stock, including all those shares initially delivered to the Escrow Agent, will be delivered to the
Selling Shareholders as described above.
                                Number of Shares
                                      Owned
       Selling Shareholder                         Before Offering*
       -------------------                         ----------------
       L. Michael Costa                                 12,914
       Patricia B. Cushnie                              30,104
       Peyton R. Howell                                 39,894
       Myles P. Lash                                   258,789
       N. Dee Mahan                                     12,111
       John J. Marsh, III                               73,078
       Tracy L. Ott                                      3,699
       W. William Ward, Jr.                             59,553


*It is anticipated that upon completion of this offering, the Selling Shareholders will not own any shares of Common Stock. Prior to the Effective Time, none of the Selling Shareholders had ever held any position or office or had any material relationship with the Company or any of its subsidiaries.


                                 MANNER OF SALE

The Common Stock is listed on the New York Stock Exchange. It is anticipated that the Selling Shareholders will sell the shares of Common Stock at the market (that is, at the price in effect on the New York Stock Exchange at the time of sale to investors). Sales will be effected by registered broker/dealers on the New York Stock Exchange.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.


                           FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). This Prospectus incorporates by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to, uncertainties relating to general economic conditions; the loss of one or more key customer or supplier relationships, including pharmaceutical or medical-surgical manufacturers for which alternative supplies may not be available; the malfunction or failure of the Company's information systems; the costs and difficulties related to the integration of recently acquired businesses; changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of the Company's independent auditors, or the staff of the Securities and Exchange Commission; changes in the distribution or outsourcing pattern for pharmaceutical or medical-surgical products, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; competitive factors in the Company's health care service businesses, including pricing pressures; the continued financial viability and success of the Company's customers and suppliers; technological developments and products offered by competitors; failure to retain or continue to attract senior management or key personnel; risks associated with international operations, including fluctuations in currency exchange ratios; successful challenges to the validity of the Company's patents, copyrights and/or trademarks; difficulties or delays in the development, production and marketing of new products and services; strikes or other labor disruptions; labor and employee benefit costs; pharmaceutical and medical-surgical manufacturers' pricing policies and overall drug and medical-surgical supply price inflation; changes in hospital buying groups or hospital buying practices; and other factors referenced in documents incorporated by reference herein. The words "believe," "expect," "anticipate," "project," and similar expressions identify "forward-looking statements," which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                               RECENT DEVELOPMENTS

On October 7, 1998, the Company has announced that it will record a one-time, pre-tax charge of approximately $100 million in the fourth quarter of fiscal 1998, approximately $87 million of which represents a non-cash charge for Bergen Brunswig Medical Corporation ("BBMC") goodwill that has been carried on the books from certain acquisitions completed prior to September 1995.

Along with the goodwill charge, a pre-tax $3 million BBMC restructuring charge will be taken in the fourth quarter, which represents severance costs associated with streamlining and refocusing the sales organization and costs associated with the consolidation of four divisions to improve efficiency and customer service. Other costs included in the pre-tax charge are: approximately $5 million related to the abandonment of capitalized software as a result of technology improvements; and approximately $5 million of merger costs, net of a reimbursement from Cardinal resulting from the termination of the Cardinal Health, Inc. ("Cardinal") merger agreement.

On August 23, 1997, the Company signed a definitive merger agreement with Cardinal a distributor of pharmaceuticals and provider of value-added pharmaceutical-related services, headquartered in Dublin, Ohio. The merger agreement called for the Company to become a wholly-owned subsidiary of Cardinal and for shareowners of the Company to receive 0.775 of a Cardinal Common Share in exchange for each outstanding share of the Company's Class A Common Stock. On July 31, 1998, the United States District Court for the District of Columbia granted the Federal Trade Commission's request for a preliminary injunction to halt the proposed merger. On August 7, 1998, the Company and Cardinal jointly terminated the merger agreement.


                                     EXPERTS

The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, have been audited by Deloitte & Touche
LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         Securities and Exchange Commission
                  registration fee......................     $ 5,323
         Legal fees and expenses........................       4,000
         Accounting fees and expenses...................       2,500
         Miscellaneous expenses.........................         677
                                                                ----
                  Total.................................     $12,500
                                                             =======

No portion of the foregoing expenses will be borne by the Selling Shareholders.

All expenses other than the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Directors and Officers

Under the Company's Restated Certificate of Incorporation, every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In addition, in April, 1986, the Company entered into agreements, which were amended on July 3, 1986 (collectively, the "Indemnity Agreement"), to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The 1984 Policy afforded the broadest coverage for liabilities arising under ERISA and the securities and anti-trust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of $30 million from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the annual meeting held on December 17, 1986. The Company currently maintains a directors' and officers' insurance policy which provides liability coverage with respect to its directors and officers.

In addition, the Company's Restated Certificate of Incorporation eliminates the personal liability of directors and officers to the Company and its shareowners for monetary damages for acts or omissions (including negligent and grossly negligent acts or omissions) in violation of a director's or officer's fiduciary duty of care. The duty of care refers to a fiduciary duty of directors and officers to manage the affairs of the Company with the same degree of care as would be applied by an "ordinarily prudent person under similar circumstances". The provisions of the Company's Restated Certificate of Incorporation which eliminate the personal liability of directors and officers do not, in any way, eliminate or limit the liability of a director or officer for breaching his duty of loyalty (i.e., the duty to refrain from fraud, self-dealing and transactions involving improper conflicts of interest) to the Company or its shareowners, failing to act in good faith, knowingly violating a law or obtaining an improper personal benefit and do not have any effect on the availability of equitable remedies.

See also the undertakings set forth in response to item 17 herein.

Item 16. Exhibits

         4.1 Restated Certificate of Incorporation of Bergen Brunswig Corporation, dated May 23, 1994, is incorporated by reference to Exhibit 3 of the Registrant's Current Report on Form 8-K dated May
                    23, 1995.

         4.2 By-laws of Bergen Brunswig Corporation, as amended and restated, are incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended September 30, 1996.

         4.3 Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February
                    14, 1994.

         5.1*       Opinion of Lowenstein Sandler PC.

        23.1**      Consent of Deloitte & Touche LLP.

        23.2*       Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

        24.1*       Power of Attorney.


-------------------------------
*       Previously filed.

**      Filed with Post-effective Amendment No. 1.

Item 17. Undertakings

         The undersigned Registrant hereby undertakes:

         A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement; and

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.


         B. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         D. That for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E. That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 2nd day of November 1998.

                                    BERGEN BRUNSWIG CORPORATION

                                    By:    /s/  Milan A. Sawdei
                                       -----------------------------------------
                                                Milan A. Sawdei
                                                Executive Vice President


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                  Title                        Date
        ---------                  -----                        ----
/s/  Robert E. Martini*            Chairman of the Board        November 2, 1998
---------------------------------  and Director
     Robert E. Martini


/s/  Donald R. Roden*              President, Chief Executive   November 2, 1998
---------------------------------  Officer and Director
     Donald R. Roden


/s/  Neil F. Dimick*               Executive Vice President,    November 2, 1998
---------------------------------  Chief Financial Officer
     Neil F. Dimick                and Director (Principal
                                   Financial Officer and
                                   Principal Accounting
                                   Officer)


/s/  Jose E. Blanco*               Director                     November 2, 1998
---------------------------------
     Jose E. Blanco



/s/  Rodney H. Brady*              Director                     November 2, 1998
---------------------------------
     Rodney H. Brady


/s/  Charles C. Edwards, M.D.*     Director                     November 2, 1998
---------------------------------
     Charles C. Edwards, M.D.


/s/  Charles J. Lee*               Director                     November 2, 1998
---------------------------------
     Charles J. Lee

        Signature                  Title                        Date
        ---------                  -----                        ----


/s/  George R. Liddle*             Director                     November 2, 1998
---------------------------------
     George R. Liddle


/s/  James R. Mellor*              Director                     November 2, 1998
---------------------------------
     James R. Mellor


/s/  George E. Reinhardt, Jr.*     Director                     November 2, 1998
---------------------------------
     George E. Reinhardt, Jr.


/s/  Francis G. Rodgers*           Director                     November 2, 1998
---------------------------------
     Francis G. Rodgers


*By:/s/ Milan A. Sawdei
    -----------------------------
        Milan A. Sawdei,
        Attorney-in-Fact









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